Exhibit 10.7

VOLCON, INC.

Amendment No. 1 to the At-The-Market Issuance Sales Agreement

July __, 2025

Aegis Capital Corp.

1345 Avenue of the Americas, 27th Floor

New York, NY 10015

Ladies and Gentlemen:

Reference is made to the At-The-Market Issuance Sales Agreement Agreement, dated October 18, 2024, between Volcon, Inc., a Delaware corporation (the “Company”), and Aegis Capital Corp. (“Aegis” or the “Sales Agent”) (the “Agreement”), with respect to the issuance and sale from time to time through the Sales Agent of the Company’s common stock, par value $0.00001 per share (“Common Stock”), on the terms set forth in the Agreement.

The parties hereto wish to amend the Agreement through this Amendment No. 1 to the At-The-Market Issuance Sales Agreement (this “Amendment”) to make certain changes to the Agreement with effect on and after the date hereof (the “Effective Date”).

SECTION 1. Amendment. The parties hereto agree, from and after the Effective Date, that:

(a)	The first sentence of the first paragraph of Section 1 of the Agreement is amended and restated as follows:

The Company agrees to issue and sell through or to Aegis, as its exclusive sales agent, shares (the “Placement Shares”) of the Company’s common stock, par value $0.00001 per share (the “Common Stock”), from time to time during the term of this Agreement and on the terms set forth in this Agreement; provided however, that in no event will the Company issue or sell through Aegis such dollar amount of Placement Shares that would exceed the lesser of $1.1 billion or the Company’s maximum offering amount permitted under its then current shelf registration capacity using Form S-3 in the aggregate (the “Maximum Amount”).

(b)	The first sentence of the second paragraph of Section 1 of the Agreement is amended and restated as follows:

The Company has filed with the SEC, in accordance with the provisions of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations thereunder (the “Securities Act Regulations”), registration statements on Form S-3 (File Nos. 333-294644 (the “Old Form S-3”) and 333-_______ (the “New Form S-3”) and together, the “Registration Statements”), including base prospectuses, relating to certain securities, including the Placement Shares, to be issued from time to time by the Company, and which incorporates by reference documents that the Company has filed or will file in accordance with the provisions of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations thereunder.

(c)	The sentence under the “Compensation” heading in Schedule 2 of the Agreement is amended and restated as follows:

The Company will pay to Aegis in cash, upon each sale of Placement Shares pursuant to this Agreement, an amount equal to (i) three and one-half percent (3.5%) of the gross proceeds for sales of Placement Shares under the Registration Statements equal to the greater of the balance remaining under the Old Form S-3 or $90 million, and (ii) one percent (1.0%) of the gross proceeds from the sales of Placement Shares in excess of the amount set forth in clause (i).

(d)	All references to “ArentFox Schiff LLP” throughout the Agreement are hereby replaced with “Ropes & Gray LLP”.

(e)	The notice information for Ropes & Gray LLP in the eighth paragraph in Section 14(a) of the Agreement is as follows:

Ropes & Gray LLP

1211 Avenue of the Americas

New York, NY 10036

Attention: Christopher J. Capuzzi

Email: Christopher.Capuzzi@ropesgray.com

SECTION 2. Amendment. The Agreement, as amended by this Amendment, is in all respects ratified and confirmed and all the terms, conditions, and provisions thereof shall remain in full force and effect. This Amendment is limited precisely as written and shall not be deemed to be an amendment to any other term or condition of the Agreement or any of the documents referred to therein.

SECTION 3. Governing Law. This Amendment and any claim, counterclaim, controversy or dispute of any kind or nature whatsoever arising out of or in any way relating to this Amendment, directly or indirectly, shall be governed by and construed in accordance with the laws of the State of New York.

SECTION 4. Counterparts. This Amendment may be signed in counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

SECTION 5. Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Amendment.

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If the foregoing correctly sets forth the understanding between the Company and the Sales Agent, please so indicate in the space provided below for that purpose, whereupon this Amendment and your acceptance shall constitute a binding agreement among the Company and the Sales Agent.

Very truly yours,

VOLCON, INC.

By: ______________________________________

Name: Greg Endo

Title: Chief Financial Officer

[Signature Page to Amendment No. 1 to ATM Sales Agreement]

CONFIRMED AND ACCEPTED, as of the date first above written:

AEGIS CAPITAL CORP.

By:

Name:

Title:

[Signature Page to Amendment No. 1 to ATM Sales Agreement]